Exhibit 99.2

Royal Hawaiian Orchards, L.P.

Unaudited Pro Forma Condensed Consolidated Financial Statements

Royal Hawaiian Orchards, L.P. (the “Partnership”), is a vertically integrated producer, marketer and distributor of high-quality macadamia nut based products. The Partnership was formed as a master limited partnership in 1986 owning macadamia nut orchards on owned and leased land. Vertical integration of our business began in 2000 with the acquisition of farming operations from subsidiaries of C. Brewer and Company, Ltd. In 2012, we moved toward further vertical integration by beginning to manufacture and sell a line of macadamia snacks under the brand name ROYAL HAWAIIAN ORCHARDS® through our wholly owned subsidiary Royal Hawaiian Macadamia Nut, Inc. (“Royal”).

On June 16, 2015, the Partnership closed the transaction contemplated by the previously announced Acquisition Agreement, dated as of April 13, 2015, with Geyser Asset Management, Inc., a Delaware corporation, as agent for the tenant in common investors (collectively, the “Owners”). Pursuant to the Acquisition Agreement, the Partnership acquired from the Owners approximately 736 acres of land located in Keaau, Hawaii (the “Becker Orchards”), for $8.1 million. As part of the transaction, the Partnership acquired certain rights, easements, and benefits appurtenant to the Becker Orchards, including all improvements, 641 acres of macadamia nut trees, and windbreak trees. The Partnership determined that this was an asset acquisition and accounted for it as such. The Partnership financed this acquisition through debt, comprised of $5.265 million in proceeds from a 20-year term loan and $2.835 million in proceeds from a bridge loan.

Pursuant to the acquisition, the Partnership assumed the obligations of the lessor under five leases, whereby the Becker Orchards is leased to the lessee in consideration of an annual base rent of $545,076 through December 31, 2015, which increases to $601,809 effective January 1, 2016, through December 31, 2021, the lease expiration date. The rent is required to be paid to the Partnership in equal quarterly installments. The leases are triple net leases that require the lessee to pay all charges and assessments applicable to the Becker Orchards during the term, including real property and general excise taxes, casualty loss insurance, liability insurance, and costs to farm the orchards and maintain the properties in accordance with professional industry standards in practice in Hawaii.

The following unaudited pro forma condensed consolidated statements of operations and comprehensive loss for the six months ended June 30, 2015, and the year ended December 31, 2014, combine the historical condensed consolidated statements of operations and comprehensive loss of the Partnership and the statements of revenue of the Becker Orchards, giving effect to the acquisition as if it had been completed on January 1, 2014.

These unaudited pro forma condensed consolidated financial statements should be read in conjunction with:

1.	Accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements;

2.

The Partnership’s unaudited financial statements for the six months ended June 30, 2015, included in the Partnership’s Quarterly Report on Form 10-Q filed on August 14, 2015 (“Second Quarter Form 10-Q”), with the Securities and Exchange Commission (“SEC”);

3.	The Partnership’s audited financial statements for the year ended December 31, 2014, included in the Partnership’s Annual Report on Form 10-K filed on March 31, 2015, with the SEC;

4.	Separate historical statements of revenue of the Becker Orchards provided as Exhibit 99.1.

The Second Quarter Form 10-Q reflects the acquisition of the Becker Orchards; therefore, the pro forma consolidated financial information does not include a consolidated balance sheet as of June 30, 2015.

The pro forma financial statements are not necessarily indicative of what the Partnership’s financial position or results of operation actually would have been had the Partnership completed the acquisition at the date indicated. In addition, this unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of operations for any future period.

Royal Hawaiian Orchards, L.P.

Unaudited Pro Forma Condensed Consolidated Statement of Operations and Comprehensive Loss

For the Six Months Ended June 30, 2015

(in thousands, except per unit data)

	Royal Hawaiian Orchards LP	Becker Orchards	Pro Forma Adjustments		Partnership Pro Forma
	A	B
Revenues
Orchards revenue	$3,700	$258	$13	C	$3,971
Branded product sales, net	4,862	-	-		4,862
Total revenues	8,562	258	13		8,833
Cost of revenues
Cost of orchards revenue	2,530	-	145	D	2,675
Cost of branded product sales	3,654	-	-		3,654
Total cost of revenues	6,184	-	145		6,329
Gross profit (loss)	2,378	258	(132)		2,504
General and administrative expenses	1,344	-	30	E	1,374
Selling expenses	972	-	-		972
Operating income (loss)	62	258	(162)		158
Net loss on sale of property	(1)	-	-		(1)
Other expense	(277)	-	-		(277)
Net interest expense	(285)	-	(111)	F	(396)
Loss before income taxes	(501)	258	(273)		(516)
Income tax expense	(86)	-	(4)	G	(90)
Net (loss) income	$(587)	$258	$(277)		$(606)

Other comprehensive income, net of tax
Amortization of prior service cost	$3				$3
Amortization of actuarial loss	-				-
Defined benefit pension plan	3				3
Other comprehensive income, net of tax	3				3
Comprehensive loss	$(584)				$(603)

Net loss per Class A Unit	$(0.05)				$(0.05)

Cash distributions per Class A Unit	$0.00				$0.00

Class A Units outstanding	11,100				11,100

The accompanying notes are an integral part of these financial statements.

Royal Hawaiian Orchards, L.P.

Unaudited Pro Forma Condensed Consolidated Statement of Operations and Comprehensive Loss

For the Year Ended December 31, 2014

(in thousands, except per unit data)

	Royal Hawaiian Orchards LP	Becker Orchards	Pro Forma Adjustments		Partnership Pro Forma
	A	H
Revenues
Orchards revenue	$10,579	$563	$25	C	$11,167
Branded product sales, net	5,439	-	-		5,439
Total revenues	16,018	563	25		16,606
Cost of revenues
Cost of orchards revenue	10,922	-	316	D	11,238
Cost of branded product sales	5,247	-	-		5,247
Total cost of revenues	16,169	-	316		16,485
Gross (loss) profit	(151)	563	(291)		121
General and administrative expenses	2,241	-	56	E	2,297
Selling expenses	1,444	-	-		1,444
Operating (loss) income	(3,836)	563	(347)		(3,620)
Net loss on sale of property	(1,861)	-	-		(1,861)
Other expense	(15)	-	-		(15)
Interest expense	(497)	-	(358)	F	(855)
Loss before income taxes	(6,209)	563	(705)		(6,351)
Income tax benefit (expense)	16	-	(10)	G	6
Net (loss) income	$(6,193)	$563	$(715)		$(6,345)

Other comprehensive income, net of tax
Amortization of prior service cost	$7				$7
Amortization of actuarial loss	(230)				(230)
Defined benefit pension plan	(223)				(223)
Other comprehensive income, net of tax	(223)				(223)
Comprehensive loss	$(6,416)				$(6,568)

Net loss per Class A Unit	$(0.56)				$(0.57)

Cash distributions per Class A Unit	$0.00				$0.00

Class A Units outstanding	11,100				11,100

The accompanying notes are an integral part of these financial statements.

Royal Hawaiian Orchards, L.P.

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

and Comprehensive Loss

(1)	Pro Forma Adjustments

(A)	Represents the historical condensed consolidated statement of operations and comprehensive loss of the Partnership for period presented.

(B)	Represents the historical statement of revenue of the Becker Orchards for the period January 1, 2015-June 16, 2015, the date of the acquisition.

(C)

Represents an adjustment for the change in rental income recorded on a straight-line basis from the date of acquisition, due to the increase in the annual base rent amounts during the term of the leases, as indicated in the lease agreements.

(D)

Represents the depreciation expense of the macadamia nut orchards acquired. The value allocated to the orchards is depreciated using the straight-line method over the estimated useful life of 20 years.

(E)	Represents the amortization of $146,000 debt issuance costs.

(F)	Represents interest expense related to the debt incurred to finance the acquisition.

(G)	Represents income tax adjustment calculated at 3.5% of gross income.

(H)	Represents the historical statement of revenue of the Becker Orchards for the period presented.